Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 25, 1997 included in Canandaigua Brands, Inc.'s (formerly Canandaigua Wine Company, Inc.) Form 10-K for the year ended February 28, 1997 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Rochester, New York
November 19, 1997